EXHIBIT 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

Form Number	Registration Statement Number	Description
Form S-8	333-165268	Extreme Networks, Inc. 2005 Equity Incentive Plan

Form S-8	333-112831	Extreme Networks, Inc. Amended 1996 Stock Option Plan and 1999 Employee Stock Purchase Plan

Form S-8	333-105767	Extreme Networks, Inc. Amended 1996 Stock Option Plan

Form S-8	333-76798	Extreme Networks, Inc. Amended 1996 Stock Option Plan

Form S-8	333-65636	Extreme Networks, Inc. 2001 Nonstatutory Stock Option Plan

Form S-8	333-58634	Extreme Networks, Inc. Individual Option Agreements Granted Under the Webstacks, Inc. 2000 Stock Option Plan and Assumed by Extreme Networks, Inc.

Form S-8	333-55644	Extreme Networks, Inc. Individual Option Agreements Granted Under the Optranet, Inc. 2000 Option Plan and Assumed by Extreme Networks, Inc.

Form S-8	333-54278	Extreme Networks, Inc. Amended 1996 Stock Option Plan, 1999 Employee Stock Purchase Plan and 2000 Nonstatutory Stock Option Plan

Form S-8	333-131705	Extreme Networks, Inc. 2005 Equity Incentive Plan and 1999 Employee Stock Purchase Plan

Form S-8	333-83729	Extreme Networks, Inc. Amended 1996 Stock Option Plan and 1999 Employee Stock Purchase Plan
of our report dated August 20, 2010, with respect to the consolidated balance sheet and schedule as of June 27, 2010 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended June 27, 2010 of Extreme Networks, Inc. in this Annual Report (Form 10-K) of Extreme Networks Inc. for the year ended July 3, 2011.

/s/ Ernst & Young LLP
San Francisco, California
August 29, 2011